                                                                  Exhibit 99.01

                         INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Century Communications Corp.
New Canaan, Connecticut

  We have audited the accompanying consolidated balance sheets of Century Communications Corp. and subsidiaries as of May 31, 1998 and 1997, and the related consolidated statements of operations and cash flows for each of the three years in the period ended May 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Century Communications Corp. and subsidiaries as of May 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended May 31, 1998 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Stamford, Connecticut
August 4, 1998

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                              Amounts in Thousands

                                                                May 31,
                                                         ---------------------
                                                            1998       1997
                                                         ---------- ----------
ASSETS
Current assets:
  Cash and short-term investments....................... $  285,498 $  151,947
  Accounts receivable less allowance for doubtful
   accounts of
   $1,695 and $3,592 respectively.......................     16,109     48,958
  Prepaid expenses and other current assets.............      3,465     14,649
  Net assets of discontinued operations.................     37,323         --
                                                         ---------- ----------
  Total current assets..................................    342,395    215,554
Property, plant and equipment--net......................    565,965    715,418
Investment in marketable equity securities..............     52,451     45,118
Equity investments in cable television and wireless
 telephone systems--net.................................         --    102,097
Debt issuance costs, less accumulated amortization of
 $16,013 and
 $13,270, respectively..................................     33,829     31,735
Cable television franchises, less accumulated
 amortization of $324,835 and $322,309, respectively....    344,612    401,775
Wireless telephone licenses, less accumulated
 amortization of $214,494 in 1997.......................         --    347,206
Excess of purchase price over value of net assets
 acquired, less accumulated amortization of $40,612 and
 $58,920, respectively..................................    166,570    280,643
Other assets............................................      9,360     14,685
                                                         ---------- ----------
                                                         $1,515,182 $2,154,231
                                                         ========== ==========

                 See notes to consolidated financial statements

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

                    Amounts in Thousands (Except Share Data)

                                                                 May 31,
                                                          ----------------------
                                                             1998        1997
                                                          ----------  ----------
LIABILITIES AND COMMON STOCKHOLDERS' DEFICIENCY
Current liabilities:
  Current maturities of long-term debt..................  $   20,050  $   15,011
  Accounts payable......................................      35,983      26,711
  Accrued expenses and other current liabilities........      97,499     150,407
                                                          ----------  ----------
    Total current liabilities...........................     153,532     192,129
Long-term debt..........................................   2,009,052   2,186,981
Deferred income taxes...................................       5,170      53,959
Minority interest in subsidiaries.......................      67,030     133,518
Other deferred income...................................       5,650          --
Commitments and contingencies (See Notes)
Preferred stock, par value $.01 per share authorized
 100,000,000 shares, none issued........................          --          --
Subsidiary convertible redeemable preferred stock (at
 aggregate liquidation value which approximates the fair
 market value) par value $.01 per share, authorized,
 issued and outstanding 102,187 shares (redemption value
 of $1,823 per share)...................................          --     186,287
Common stockholders' deficiency:
  Common stock, par value $.01 per share:
  Class A, authorized 400,000,000 shares, issued,
   65,684,888 and 62,695,127 shares, respectively, and
   outstanding 31,954,085 and 30,968,289 shares,
   respectively.........................................         657         627
  Class B, authorized 300,000,000 shares, issued and
   outstanding 42,726,115 and 45,126,115 shares,
   respectively.........................................         427         451
  Additional paid-in capital............................     176,179     176,871
  Other, including 33,730,803 and 31,726,838 treasury
   shares, respectively.................................    (132,501)   (127,549)
  Accumulated deficit...................................    (770,014)   (649,043)
                                                          ----------  ----------
    Total common stockholders' deficiency...............    (725,252)   (598,643)
                                                          ----------  ----------
                                                          $1,515,182  $2,154,231
                                                          ==========  ==========

                 See notes to consolidated financial statements

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                    Amounts in Thousands (Except Share Data)

                                                    Year Ended May 31,
                                             ----------------------------------
                                                1998        1997        1996
                                             ----------  ----------  ----------
Revenues:
  Service income...........................  $  484,736  $  459,646  $  368,669
Costs and expenses
  Cost of services.........................     103,932     100,789      82,274
  Selling, general and administrative......     122,307     111,467      85,591
  Depreciation and amortization............     154,029     159,547     124,436
                                             ----------  ----------  ----------
                                                380,268     371,803     292,301
                                             ----------  ----------  ----------
Operating income...........................     104,468      87,843      76,368
Interest expense...........................     172,608     157,730     143,030
Other (income) expense.....................      (1,533)        171         550
                                             ----------  ----------  ----------
Loss from continuing operations before
 income tax (benefit), minority interest
 and extraordinary item....................     (66,607)    (70,058)    (67,212)
Income tax (benefit).......................        (624)    (23,363)    (22,730)
                                             ----------  ----------  ----------
Loss from continuing operations before
 minority interest and extraordinary item..     (65,983)    (46,695)    (44,482)
Minority interest in income of
 subsidiaries..............................     (11,899)     (7,170)     (2,701)
                                             ----------  ----------  ----------
Loss from continuing operations............     (77,882)    (53,865)    (47,183)
Loss from discontinued operations, net of
 income tax benefit of $13,597, $7,295 and
 $11,596 and minority interest in losses of
 $21,193, $22,584 and $10,970..............     (43,089)    (80,428)    (54,934)
                                             ----------  ----------  ----------
Loss before extraordinary item.............    (120,971)   (134,293)   (102,117)
Extraordinary item--loss on early
 retirement of debt, net of
 income tax benefit of $5,379..............          --      (7,582)         --
                                             ----------  ----------  ----------
  Net loss.................................  $ (120,971) $ (141,875) $ (102,117)
                                             ==========  ==========  ==========
Dividend on discontinued subsidiary
 convertible redeemable preferred stock....  $    5,225  $    4,850  $    4,256
                                             ==========  ==========  ==========
Net loss applicable to common shares.......  $ (126,196) $ (146,725) $ (106,373)
                                             ==========  ==========  ==========
Net loss per common share--basic and
 diluted
  Loss from continuing operations..........  $    (1.11) $     (.78) $     (.70)
  Loss from discontinued operations........        (.58)      (1.08)       (.74)
                                             ----------  ----------  ----------
  Loss before extraordinary item...........       (1.69)      (1.86)      (1.44)
  Extraordinary item.......................          --       (0.10)         --
                                             ----------  ----------  ----------
  Net loss per common share--basic and
   diluted.................................  $    (1.69) $    (1.96) $    (1.44)
                                             ==========  ==========  ==========
Weighted average number of common shares
 outstanding during the period.............  74,770,000  74,675,000  73,748,000
                                             ==========  ==========  ==========

                 See notes to consolidated financial statements

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                              Amounts in Thousands

                                                  Year Ended May 31,
                                            ---------------------------------
                                              1998        1997        1996
                                            ---------  -----------  ---------
Operating Activities:
  Cash received from subscribers and
   others.................................. $ 616,043  $   557,224  $ 456,210
  Cash paid to suppliers, employees and
   governmental agencies...................  (327,271)    (330,862)  (255,777)
  Interest paid............................  (129,148)    (119,419)  (122,090)
                                            ---------  -----------  ---------
    Net Cash Provided by Operating
     Activities............................   159,624      106,943     78,343
                                            ---------  -----------  ---------
Investing Activities:
  Capital expenditures.....................  (113,222)     (79,563)   (62,205)
  Cable television franchise expenditures..    (1,764)      (2,105)    (3,973)
  Acquisition of other assets..............    (1,524)        (885)        --
  Acquisition and exchanges of cable
   television systems......................   (70,994)     (13,928)  (333,020)
                                            ---------  -----------  ---------
    Net Cash Used in Investing Activities..  (187,504)     (96,481)  (399,198)
                                            ---------  -----------  ---------
Financing Activities:
  Proceeds from long-term borrowings.......   813,659    1,043,000    728,500
  Principal payments on long-term debt.....  (575,550)  (1,039,050)  (415,957)
  Debt issuance costs......................   (18,307)      (9,017)    (4,849)
  Purchase of treasury stock...............   (12,576)      (2,358)      (159)
  Issuance of common stock.................     2,951        3,822      2,526
                                            ---------  -----------  ---------
    Net Cash Provided by (Used in)
     Financing Activities..................   210,177       (3,603)   310,061
                                            ---------  -----------  ---------
Net Increase (Decrease) in Cash and Short-
 Term Investments--Continuing Operations...   182,297        6,859    (10,794)
Cash Flows of Discontinued Operations--
 Net.......................................   (48,746)     (19,504)   (53,378)
Cash and Short-Term Investments--Beginning
 of Year...................................   151,947      164,592    228,764
                                            ---------  -----------  ---------
Cash and Short-Term Investments--End of
 Year...................................... $ 285,498  $   151,947  $ 164,592
                                            =========  ===========  =========

                 See notes to consolidated financial statements

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

                              Amounts in Thousands

                                                    Year Ended May 31,
                                               --------------------------------
                                                 1998       1997        1996
                                               ---------  ---------   ---------
Reconciliation of Net Loss to Net Cash
 Provided by Operating Activities
Net Loss.....................................  $(120,971) $(141,875)  $(102,117)
Adjustments to reconcile net loss to net cash
 provided by operating activities:
  Depreciation and amortization..............    154,029    159,547     124,436
  Minority interest in income of
   subsidiaries--continuing operations.......     11,899      7,170       2,701
  Deferred income taxes......................     (4,812)   (32,905)    (25,690)
  Non cash interest charges..................     39,138     30,006      27,087
  Loss from discontinued operations--net.....     43,089     80,428      54,934
  Change in assets and liabilities net of
   effects of acquired cable television
   systems:
    Accounts receivable--
     (increase)/decrease.....................      5,189    (10,799)        694
    Prepaid expenses and other current
     assets--decrease........................      5,437        323         262
    Accounts payable and accrued expenses--
     increase/(decrease).....................     26,626     15,048      (3,964)
                                               ---------  ---------   ---------
      Total adjustments......................    280,595    248,818     180,460
                                               ---------  ---------   ---------
Net Cash Provided by Operating Activities....  $ 159,624  $ 106,943   $  78,343
                                               =========  =========   =========

                 See notes to consolidated financial statements

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    Years Ended May 31, 1998, 1997 and 1996
            (Amounts in thousands except subscriber and share data)

 NOTE 1. Significant Accounting Policies

 Principles of consolidation

  The consolidated financial statements include the accounts of Century Communications Corp., all of its subsidiaries and certain partnership interests (the "Company") from their respective dates of acquisition (see Note
4). Included in subsidiaries are the 50% indirectly-owned: Century Venture Corp. and Subsidiary, Century-ML Cable Venture and Subsidiary, and Citizens Century Cable Television Venture (see Note 11). In addition, the consolidated financial statements include the accounts of Centennial Cellular Corp., ("Centennial"), an approximately 34% owned company (at May 31, 1998) in which the Company controls approximately 74% of the voting power of the common shares and East Coast Pay Television Pty. Limited ("ECT"), an Australian Company. All material intercompany transactions and balances have been eliminated. As discussed more thoroughly in Note 2, Centennial Cellular Corp. (the "Wireless Telephone Segment") and the Company's Australian operations, including ECT, are presented as discontinued operations within the accompanying consolidated financial statements. Accordingly, the consolidated financial statements reflect their operating results and cash flows as discontinued operations for each of the three years ended May 31, 1998 and the consolidated balance sheet at May 31, 1998 segregates the net assets of these discontinued operations.

 Revenue recognition

  Cable service income includes earned subscriber service revenues and charges for installation and connections, net of programmers' share of pay television revenues. Such programmers' share netted against service income amounted to $131,792, $114,591 and $92,014 in 1998, 1997 and 1996 respectively.

  Charges for installations and connections are recognized into revenue upon completion of the installation or reconnection. Subscriber services paid in advance are recognized as income when earned.

 Investment in marketable equity securities

  The Company classifies its investments in debt and equity securities as available for sale in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities".

  Unrealized holding gains and losses, net of the related income tax effect on these securities are excluded from earnings and are reported as a component of stockholders' deficiency until realized. Equity securities at May 31, 1998 and 1997 are stated at their fair market values. The adjusted cost basis of these equity securities at May 31, 1998 and 1997 was $32,255. The Company recorded an increase in the unrealized gain of $7,333 during the year ended May 31, 1998, a decrease in the unrealized gain of $7,950 during the year ended May 31, 1997 and an increase in the unrealized gain of $6,397 during the year ended May 31, 1996. As of August 4, 1998, the market value of these securities had declined approximately $12,250 from May 31, 1998.

 Debt issuance costs

  Costs associated with the issuance of the Company's debt securities and credit facilities (Note 7) have been capitalized and are being amortized on a straight-line basis over the expected lives of the issues.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


 Equity investments in cable television and wireless systems

  The Company records such investments at purchased cost at the date of acquisition and adjusts for the Company's share of net income or loss from the acquisition date. At May 31, 1998, the Company's equity investments in cable television and wireless systems related to discontinued operations are included in Net Assets of Discontinued Operations in the accompanying consolidated balance sheet. At May 31, 1997, the Company's equity investments principally consisted of a $94,153 investment in wireless minority interests. The difference of $123,024 between the cost of the Company's equity investments in wireless systems and the underlying book value is amortized over ten years. Accumulated amortization at May 31, 1997 was $69,878.

 Property, plant and equipment

  Property, plant and equipment is stated at cost. Depreciation is computed principally using the straight-line method over the following estimated useful lives of the assets:

Buildings....................................................... 15 - 25 years
Cable television transmission and distribution systems and        8 - 15 years
 related equipment..............................................
Miscellaneous equipment and furniture and fixtures..............  3 - 15 years

  The cost of connections for new cable television subscribers are capitalized at standard per subscriber rates for labor, materials and overhead. Expenditures for maintenance and repairs are charged to operating expense as incurred, and betterments, replacement equipment and additions are capitalized.

 Cable television franchises

  Cable television franchises principally consist of amounts allocated under purchase accounting (see Note 4). Such amounts are amortized using the straight-line method over the lives of the franchises (generally ranging from 10 to 15 years).

 Wireless telephone licenses

  Wireless telephone licenses at May 31, 1998 are included in Net Assets of Discontinued Operations in the accompanying consolidated balance sheet. Wireless telephone licenses consists of amounts allocated under purchase accounting. Such amounts are amortized, commencing with the date of operations, using the straight-line method over a period of 10 and 40 years for cellular and personal communications services ("PCS") licenses, respectively. Centennial, during the fiscal year ended May 31, 1997, capitalized interest costs of $2,752 related to the acquisition of the PCS license.

 Excess of purchase price over value of net assets acquired

  The excess of purchase price over value of net assets acquired ("goodwill") is being amortized using the straight-line method over a period of 40 years.

 Income taxes

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which provides that the deferred tax provision is determined by the liability method. Deferred tax assets and liabilities are recognized based on the differences between the book and tax basis of assets and liabilities using presently enacted tax rates.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


 Loss per common share

  Effective with the quarter ended February 28, 1998, the Company adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"), which was effective for financial statements ending after December 15, 1997. This statement superseded Accounting Principles Board Opinion No. 15 ("APB 15") and replaces the presentation of primary earnings per share ("EPS") and fully diluted EPS on the face of the statement of operations with basic and diluted EPS. Basic EPS is calculated by dividing loss applicable to common shares by weighted average common shares outstanding. Diluted EPS reflects the potential dilution that could occur if potential common stock instruments of the Company were exercised, converted or issued. Adoption of SFAS 128 did not result in a change of EPS previously reported by the Company using APB 15.

  The loss per common share reflects a charge for the dividends on subsidiary convertible redeemable preferred stock of $5,225, $4,850 and $4,256 for the years ended May 31, 1998, 1997 and 1996, respectively. These dividends are related to the Company's discontinued wireless telephone segment.

 Statement of cash flows

  Short-term investments classified as cash equivalents in the consolidated financial statements consist principally of overnight deposits, government securities and commercial paper with acquired maturities of three months or less.

 Management estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

 Valuation of long lived assets

  The Company, on a quarterly basis, undertakes a review and valuation of the net carrying value, recoverability and write-off period of all categories of its long lived assets. The Company in its valuation considers current market values of its properties, competition, prevailing economic conditions, government policy including taxation, and the Company's and the industry's historical and current growth patterns. The Company also considers its financial structure, including the underlying cost of securities which support the Company's internal growth and acquisitions, as well as the recoverability of the cost of its long lived assets based on a comparison of estimated undiscounted operating cash flows for the systems which generated long lived assets with the carrying value of the long lived assets. The Company's long lived assets are stated at the lower of cost or market and are amortized over their respective expected lives.

 Disclosure of fair value of financial instruments

  The carrying amount reported in the balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value because of the immediate short-term maturity of these financial instruments.

 Reclassifications

  Certain prior year balances have been reclassified to conform with the current year presentation.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)

 New accounting pronouncements

  The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 129 "Disclosure of Information about Capital Structure", Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," and Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" in 1997, Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" and Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" in 1998. Additionally, during 1998 the AICPA's Accounting Standards Executive Committee issued Statement of Position (SOP) 98-5 "Reporting on the Cost of Start-up Activities". The Company believes these Statements will not have a material impact on the Consolidated Financial Statements of the Company when adopted.

NOTE 2. Discontinued Operations

 Centennial Cellular Corp.

  On July 2, 1998, Centennial and CCW Acquisition Corp. ("Acquisition"), a Delaware corporation organized at the direction of Welsh, Carson, Anderson & Stowe VIII, L.P. ("WCAS VIII") entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of Acquisition with and into Centennial (the "Merger"). Centennial will continue as the surviving corporation (the "Surviving Corporation") in the Merger.

  Subject to proration, pursuant to the Merger Agreement, outstanding Class A Common Stock of Centennial will be converted into the right to receive $43.50 per share in cash or to retain up to 7.1% of the common stock of the Surviving Corporation outstanding after the Merger. Class B Common Stock of Centennial will be converted into the right to receive $43.50 per share in cash; provided, that if the aggregate number of shares of Class A Common Stock elected to be retained by Centennial's existing stockholders is less than 7.1% of the shares outstanding after the Merger, then a number of shares of Class B Common Stock equal to the pro rata portion of such shortfall will be converted into shares of Class A Common Stock and retained. All outstanding Convertible Redeemable Preferred Stock of Centennial and Second Series Convertible Redeemable Preferred Stock of Centennial and, together with the Convertible Redeemable Preferred Stock of Centennial, the ("Redeemable Preferred Stock") will be converted into the right to receive $43.50 per share in cash on an as converted basis.

  Because 7.1% of the shares outstanding immediately after the effective time of the Merger (the "Effective Time") must be retained by such existing stockholders of Centennial in the Merger, stockholders who do not elect to retain any shares may, due to proration, be required to retain some Common Stock of Centennial. In addition, stockholders who elect to retain shares may, due to proration, retain Common Stock of Centennial and receive cash in amounts which vary from the amounts such holders elected.

  In connection with the execution of the Merger Agreement, the Company, Centennial's principal stockholder, entered into a Stockholder Agreement, dated July 2, 1998, with Acquisition (the "Stockholder Agreement"). Pursuant to the Stockholder Agreement, the Company agreed to vote its shares in favor of the approval and adoption of the Merger Agreement. Because the Company agreed to approve the Merger by written consent, consummation of the Merger does not require approval by a majority of Centennial's stockholders who are not affiliated with the Company or Acquisition. Pursuant to the Stockholder Agreement, the Company has agreed to terminate the Services Agreement, whereby the Company provides management services to Centennial, as of the effective time of the Merger.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


  The consummation of the Merger is subject to certain conditions, including, without limitation, Centennial obtaining a final order from the Federal Communications Commission (the "FCC") approving the transfer of control of the Company to WCAS VIII and its affiliates, the expiration of antitrust regulatory waiting periods and Acquisition obtaining financing substantially on the terms contemplated by the commitment letters it received in connection with the Merger Agreement.

  Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement shall be paid by the party incurring such expenses. However, in the event Centennial or Acquisition shall have terminated the Merger Agreement as a result of either Centennial entering into a definitive written agreement with respect to any merger, consolidation or other business combination, tender or exchange offer, recapitalization transaction, asset or stock purchase or other similar transaction with a third party (an "Acquisition Transaction") or the Board of Directors of Centennial having withdrawn, modified or amended in any manner adverse to Acquisition its approval or recommendation of the Merger Agreement or approved, recommended or endorsed any proposal for an Acquisition Transaction, then Centennial shall reimburse Acquisition for documented fees and expenses (subject to a maximum of $25,000) and pay Acquisition a termination fee of $40,000.

  In connection with the Merger, Acquisition has received a commitment from a third party for financing for Acquisition and certain existing and future subsidiaries of Centennial in the aggregate amount of approximately $1.6 billion in the form of senior secured credit facilities and an unsecured bridge loan. Additionally, an affiliate of WCAS VIII has agreed to purchase approximately $150 million aggregate amount of subordinated notes of the Surviving Corporation. Finally, WCAS VIII and other equity investors have agreed to purchase approximately $350 million of common stock of the Surviving Corporation. It is anticipated that this funding will be used to pay the merger consideration described above and related fees and expenses. Additionally, pursuant to the Merger Agreement, Centennial has agreed that, upon the request of Acquisition, it will commence offers to repurchase its two outstanding issuances of public debt (the "Debt Offers"). As a condition to the closing of the Merger, Centennial must consummate the Debt Offers prior to the closing date of the Merger. There can be no assurance that Acquisition will receive the funding referred to above or, if it does receive such funding, there can be no assurance as to the timing or terms thereof. Additionally, there can be no assurance that the Debt Offers will be consummated. Finally, in the event that Acquisition must seek alternative financing to consummate the Merger there can be no assurance that it will be able to secure alternative financing on terms no less favorable than the terms of the above commitments.

  The Company owns 8,561,819 shares of Class B Common Stock of Centennial. The Company also owns 3,978 shares of Second Series Convertible Redeemable Preferred Stock of Centennial. If such Class B Common Stock and Second Series Convertible Redeemable Preferred Stock are fully exchanged for cash, the Company would receive an aggregate consideration of approximately $377,473 as a result of the conversion into cash.

  The Company anticipates recording a net gain upon the disposition of Centennial of approximately $220,000 during fiscal 1999, net of income taxes and the Company's share of estimated losses through the date of disposition. The Company's share of the estimated losses is not expected to be material. When the Centennial disposition is completed, the Company expects to reduce its valuation allowance applied against its deferred tax assets by approximately $80,000 to $90,000.

 Australian Operations

  On July 9, 1998, the Company and United International Holdings, Inc. ("UIH") entered into an agreement pursuant to which UIH's UIH Asia/Pacific Communications Inc. unit ("UAP") agreed to acquire the Company's

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)

25% ownership interest in XYZ for approximately $24,600. Approximately 95% of the sales price is payable in the form of UIH Series B Convertible Preferred Stock which is convertible into UIH Class A stock at a conversion price of $21.25 per share.

  Also on July 9, 1998, ECT agreed to sell substantially all of its operating assets to Austar Entertainment Pty Ltd. ("Austar"), a wholly owned subsidiary of UAP, for approximately $6,100 in the form of Austar preferred stock. ECT will utilize the $6,100 proceeds and its other current assets of approximately $5,000 to liquidate its current liabilities, which approximate $25,000. The Company anticipates recording an immaterial gain as a result of the sale of its Australian assets. The sale of these Australian assets are contingent, among other things, upon the receipt of all appropriate regulatory and other customary approvals.

  The consolidated financial statements and notes thereto reflect the discontinued operations of Centennial and the Australian Operations. The net assets of these discontinued operations have been separately classified in the accompanying consolidated balance sheet at May 31, 1998 under the caption "Net Assets of Discontinued Operations". The separate balance sheets of Centennial and the Australian operations at May 31, 1998, which are included in the Net Assets of Discontinued Operations, are detailed within Note 15.

  Operating results of Centennial and the Australian Operations for the years ended May 31, 1998, 1997 and 1996, are shown separately within the accompanying consolidated statements of operations under the caption "Loss from Discontinued Operations". The separate statements of operations of Centennial and the Australian operations for the year ended May 31, 1998 are detailed within Note 15. The operating results of Centennial and the Australian Operations for the years ended May 31, 1997 and 1996 consist of the following:

 Centennial Cellular Corp.:

                                                          Years Ended May 31,
                                                          --------------------
                                                            1997       1996
                                                          ---------  ---------
Revenue.................................................. $ 151,023  $ 112,197
Costs and expenses.......................................  (177,080)  (131,306)
                                                          ---------  ---------
  Operating Loss.........................................   (26,057)   (19,109)
Income from equity investments...........................    15,180     10,473
Interest expense.........................................   (33,379)   (27,886)
Gain on sale of assets...................................     3,819      8,310
Income tax benefit.......................................     7,295     11,596
Minority interest in income of subsidiaries..............      (153)       (15)
                                                          ---------  ---------
  Net Loss (a)........................................... $ (33,295) $ (16,631)
                                                          =========  =========

 Australian Operations:

                                                           Years Ended May 31,
                                                           --------------------
                                                             1997       1996
                                                           ---------  ---------
Revenue................................................... $  33,248  $  14,571
Costs and expenses........................................   (89,073)   (55,419)
                                                           ---------  ---------
  Operating Loss..........................................   (55,825)   (40,848)
Interest expense..........................................    (9,634)    (1,299)
Other loss................................................    (4,258)    (7,126)
                                                           ---------  ---------
  Net Loss (a)............................................ $ (69,717) $ (49,273)
                                                           =========  =========

--------
(a) Prior to minority interest share of losses.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


NOTE 3. Supplemental Disclosure of Non-Cash Investing and Financing Activities

  The table below summarizes non-cash reclassifications that occurred during the years ended May 31, 1998, 1997 and 1996. The reclassifications result primarily from the Company's acquisitions.

                                                     1998      1997     1996
                                                    -------  --------  -------
Property, plant and equipment...................... $    --  $     --  $(3,643)
Marketable securities..............................   7,333    (7,951)   6,398
Cable television franchises........................   5,000   (14,828)   5,314
Goodwill...........................................      --    14,828    3,004
Other assets.......................................      --        --     (966)
                                                    -------  --------  -------
                                                    $12,333  $ (7,951) $10,107
                                                    =======  ========  =======
Current liabilities................................ $ 8,067  $  3,005  $    --
Deferred taxes.....................................      --        --    2,809
Minority interest..................................  (3,067)   (3,005)     900
Other stockholders' deficiency.....................   7,333    (7,951)   6,398
                                                    -------  --------  -------
                                                    $12,333  $ (7,951) $10,107
                                                    =======  ========  =======

NOTE 4. Acquisitions

  During the three years ended May 31, 1998, the Company acquired the net assets of cable television systems as follows:

                                                            Amounts allocated to
                                                            --------------------
                                         Number of  Total     Cable    Property
                                          Systems  purchase television plant and
                                         Acquired   price   franchises equipment
                                         --------- -------- ---------- ---------
Year ended May 31, 1998.................      2    $ 68,440  $ 23,383  $ 24,647
Year ended May 31, 1997.................     --    $     --  $     --  $     --
Year ended May 31, 1996.................      6    $331,164  $212,693  $116,613

  These transactions have been accounted for as purchases and the results of operations of the acquired systems have been included in the accompanying consolidated financial statements from the dates of acquisition. The Company has recorded the purchase price of the cable television systems at the fair market value of acquired assets on the dates of acquisition with the excess purchase price being recorded to cable television franchises.

 Cable Television Acquisitions

  On May 31, 1996, the Company acquired the cable television systems serving Anaheim, Hermosa Beach/Manhattan Beach, Fairfield and Rohnert Park/Yountville, California for an aggregate purchase price of approximately $287,600. Funds for this acquisition were provided by an existing bank credit facility. At
May 31, 1996, such cable television systems served an aggregate of approximately 135,000 primary basic subscribers.

  On May 8, 1996, the Company acquired the Orange County News Channel ("OCN") for approximately $2,500.

  On March 2, 1993, the Company and Citizens ("the Century/Citizens Joint Venture") entered into an agreement to acquire the assets of two cable television systems which serve in the aggregate approximately

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)

45,000 primary basic subscribers. The aggregate purchase price for the cable television systems was $92,900 subject to adjustment. Citizens and the Company own and operate the cable television systems in a joint venture structure in which each company has a 50% ownership interest. On September 30, 1994, the Century/Citizens Joint Venture completed the acquisition of one of these cable television systems serving approximately 24,000 primary basic subscribers. On December 1, 1995, the second acquisition serving approximately 21,000 primary basic subscribers was completed. The purchase price of approximately $51,900 at September 30, 1994 and $41,000 at December 1, 1995 was funded by the Company and Citizens equally.

  On August 16, 1996, the Company entered into agreements to acquire two cable television systems which served an aggregate of approximately 35,000 primary basic subscribers, which agreements were subsequently assigned to a joint venture in which each of the Company and Citizen Utilities Company have a 50% interest (the "Century/Citizens Joint Venture"). These systems are primarily located in Yorba Linda/Orange County and Diamond Bar, California. The aggregate purchase price for these systems was approximately $68,440. On October 15, 1997, the Century/Citizens Joint Venture completed the acquisition of the Diamond Bar system for a purchase price of approximately $33,550. The Diamond Bar system serves approximately 20,000 primary basic subscribers. On April 30, 1998, the Century/Citizens Joint Venture completed the acquisition of the Yorba Linda/Orange County systems for a purchase price of approximately $34,890. The Yorba Linda/Orange County systems serve approximately 17,500 primary basic subscribers. The Company funded its share of the purchase price for the Yorba Linda/Orange County systems and the Diamond Bar system using available credit facilities.

  In August 1998, the Company entered into an agreement to acquire a cable television system which serves approximately 19,000 primary basic subscribers in Moreno Valley and Riverside County, California. The purchase price for this system is approximately $33,000. The Company currently expects to fund the acquisition using available credit facilities. The purchase of this system by the Company is subject to regulatory approvals. There is no assurance that the Company will obtain such approvals or that such acquisition will be consummated.

 Pro Forma Information

  The summary pro forma information includes the results of the Company's continuing operations and all of the above acquisitions and pending acquisitions as of May 31, 1998 related to these continuing operations, in each case as if such acquisitions had been consummated as of June 1, 1995 (unaudited).

                                                     Year Ended May 31,
                                              --------------------------------
                                                 1998       1997       1996
                                              ---------- ---------- ----------
Revenue...................................... $  491,249 $  472,019 $  428,819
Loss from continuing operations before
 extraordinary item.......................... $ (79,456) $ (55,804) $ (66,978)
Net loss..................................... $(122,545) $(143,814) $(121,912)
Loss from continuing operations before
 extraordinary item per common share......... $   (1.13) $    (.81) $    (.94)
Loss per common share--basic and diluted..... $   (1.71) $   (1.99) $   (1.67)

  Pro forma basic loss per common share for the years ended May 31, 1998, 1997 and 1996 is calculated using the weighted average number of common shares outstanding during the period.

NOTE 5. Transactions with Related Parties

  The Company purchased workers compensation and general liability insurance from Sentry Insurance (holder of approximately 1% of Class B Common stock at May 31, 1998) and its affiliated companies. In fiscal

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)

1996, the Company also purchased group health, life and casualty insurance coverage from Sentry Insurance. The Company paid a total of $4,665, $7,083 and $8,467 for such insurance for the fiscal years ended May 31, 1998, 1997 and 1996, respectively.

  Leavy, Rosensweig & Hyman of which David Z. Rosensweig is a member, serves as General Counsel to the Company. Mr. Rosensweig is also a director and secretary of the Company. The Company paid approximately $1,165, $1,352 and $1,254 to Leavy, Rosensweig & Hyman for the fiscal years ended May 31, 1998, 1997 and 1996, respectively.

  The Company believes that all transactions between it, Sentry Insurance and Leavy, Rosensweig & Hyman have been on terms no less favorable to the Company than would have been available from nonaffiliated parties.

  The Company recorded deferred revenue during fiscal 1997 in the amount of $6,000, representing a payment to be made to its 50% owned subsidiary, Century-ML Cable Venture (the "Venture"), by Centennial Puerto Rico Wireless Corp., an affiliated Company ("Puerto Rico Wireless"), to secure the use of the Venture's fiber optic network as required by the Facilities Agreement dated January 2, 1995 between the Venture and Puerto Rico Wireless. This payment, which was received by the Venture during fiscal 1998, represents Puerto Rico Wireless' share of the costs of constructing the Venture's fiber optic network.

NOTE 6. Account Analysis

  Property, plant and equipment consists of the following:

                                                               May 31,
                                                        ----------------------
                                                           1998        1997
                                                        ----------  ----------
Land................................................... $    6,794  $    8,651
Buildings..............................................     33,175      35,674
Cable television and wireless telephone transmission
 and
 distribution systems and related equipment............    908,513   1,021,686
Miscellaneous equipment and furniture and fixtures.....     54,470      57,226
Australian plant and equipment.........................         --      21,524
                                                        ----------  ----------
                                                         1,002,952   1,144,761
Less accumulated depreciation..........................   (436,987)   (429,343)
                                                        ----------  ----------
                                                        $  565,965  $  715,418
                                                        ==========  ==========

  At May 31, 1997, gross property plant and equipment of $237,227 and accumulated depreciation of $43,834 related to discontinued operations.

  Depreciation expense was approximately $93,926, $98,429 and $80,448 for the fiscal years ended May 31, 1998, 1997, and 1996, respectively. During fiscal 1998 and 1997 the Company wrote-off $42,476 and $117,855, respectively, of fully depreciated property, plant and equipment.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


  Accrued expenses and other current liabilities consist of the following:

                                                                   May 31,
                                                               ----------------
                                                                1998     1997
                                                               ------- --------
Accrued interest.............................................. $33,249 $ 32,409
Accrued capital purchases.....................................      --   11,317
Accrued unpaid invoices.......................................      --    9,620
Australian A/P & accrued expenses.............................      --   17,070
Accrued other.................................................  39,409   58,821
Customer deposits & prepaids..................................  24,841   21,170
                                                               ------- --------
                                                               $97,499 $150,407
                                                               ======= ========

  Accrued expenses and other current liabilities of $78,126 at May 31, 1997 related to discontinued operations.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


NOTE 7. Long-Term Debt

  Long-term debt consists of the following:

                                                                 May 31,
                                                          ---------------------
                                                             1998       1997
                                                          ---------- ----------
Credit facility (a)...................................... $       -- $  324,000
Credit facility (b)......................................         --    165,000
9 1/2% Senior notes due 2000 (c).........................    150,000    150,000
9 3/4% Senior notes due 2002 (d).........................    200,000    200,000
Zero Coupon Senior discount notes due 2003 (e)...........    289,870    265,381
9 1/2% Senior notes due 2005 (f).........................    250,000    250,000
8 7/8% Senior Notes due 2007 (g).........................    250,000    250,000
8 3/4% Senior Notes due 2007 (h).........................    225,000         --
8 3/8% Senior Notes due 2017 (i).........................    100,000         --
8 3/8% Senior Notes due 2007 (j).........................    100,000         --
Senior Discount Notes due 2008, Series B (k).............    258,132         --
Subsidiary 8 7/8% Senior notes due 2001 (l)..............         --    250,000
Subsidiary 9.47% Senior secured notes due 2002 (m).......    100,000    100,000
Subsidiary 10 1/8% Senior notes due 2005 (n).............         --    100,000
Subsidiary revolving credit and term loan (o)............     54,000     53,500
Subsidiary credit facility (p)...........................         --     74,000
Subsidiary credit facility (q)...........................         --      5,000
Subsidiary credit facility (r)...........................     52,000         --
Other, including Australian operations (1997)............        100     15,111
                                                          ---------- ----------
  Long-term debt--continuing operations..................  2,029,102  2,201,992
                                                          ---------- ----------
Australian Operations....................................     10,546         --
Subsidiary 8 7/8% Senior notes due 2001 (l)..............    250,000         --
Subsidiary 10 1/8% Senior notes due 2005 (n).............    100,000         --
Subsidiary credit facility (p)...........................    150,000         --
Subsidiary credit facility (q)...........................     10,000         --
                                                          ---------- ----------
  Long-term debt--discontinued operations................    520,546         --
                                                          ---------- ----------
  Total..................................................  2,549,648  2,201,992
                                                          ========== ==========
Current maturities of long-term debt:
  Continuing operations..................................     20,050     15,011
  Discontinued operations................................     10,546         --
                                                          ---------- ----------
                                                          $   30,596 $   15,011
                                                          ========== ==========

  As of May 31, 1997, long-term debt related to discontinued operations totaled $443,961.
--------
(a) On August 4, 1995, as amended August 12, 1996, CCC-I, Inc. ("CCC-I"), a subsidiary of the Company, entered into a three year, $525,000 unsecured revolving credit facility which converts to a five year term loan. The interest rates payable on borrowings under the amended credit facility are based on, at the election of CCC-I, (a) the base rate of interest announced by Citibank, N.A. plus 0% to 0.625% per annum based upon certain conditions, or (b) the London Interbank Offering Rate plus 0.75% to 1.625% per annum based upon certain conditions. At May 31, 1998, no amounts were outstanding under the CCC-I credit facility.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


   The agreement expires on August 31, 2004 and provides for mandatory principal repayments, among other possible reductions, in the following percentages:

                                       Last day   Last day Last day   Last day
   Year                               of February  of May  of August of November
   ----                               ----------- -------- --------- -----------
   1999..............................     --         --       --        4.00%
   2000..............................    4.00%     4.00%     4.00%      4.50%
   2001..............................    4.50%     4.50%     4.50%      5.25%
   2002..............................    5.25%     5.25%     5.25%      5.75%
   2003..............................    5.75%     5.75%     5.75%      5.50%
   2004..............................    5.50%     5.50%     5.50%       --

(b) On June 30, 1994, as amended August 12, 1996, CCC-II, Inc. ("CCC-II"), a subsidiary of the Company entered into a three year $350,000 unsecured revolving credit facility which converts to a five year term loan with a syndicate of banks led by Citibank, N.A. as agent for the syndicate. The interest rates payable on borrowings under the amended credit facility are based on, at the election of CCC-II, (a) the base rate of interest announced by Citibank, N.A. plus 0% to 0.5% per annum based upon certain conditions, or (b) the London Interbank Offering Rate plus 0.75% to 1.375% per annum based upon certain conditions. At May 31, 1998, no amounts were outstanding under the CCC-II credit facility.

   The agreement expires on August 31, 2004 and provides for mandatory principal repayments, among other possible reductions, in the following percentages:

                                       Last day   Last day Last day   Last day
   Year                               of February  of May  of August of November
   ----                               ----------- -------- --------- -----------
   1999..............................     --         --       --        2.50%
   2000..............................    2.50%     2.50%     2.50%      5.00%
   2001..............................    5.00%     5.00%     5.00%      5.00%
   2002..............................    5.00%     5.00%     5.00%      6.25%
   2003..............................    6.25%     6.25%     6.25%      6.25%
   2004..............................    6.25%     6.25%     6.25%       --

(c) On August 21, 1992, the Company issued Senior Notes Due 2000 ("9 1/2% Notes") in the principal amount of $150,000 which mature on August 15, 2000. The 9 1/2% Notes bear interest at 9 1/2% payable semiannually on February 15 and August 15 of each year commencing February 15, 1993. At May 31, 1998 and 1997 the 9 1/2% Notes were trading at 105% and 103.3% of par or $157,500 and $154,950, respectively.

(d) On February 13, 1992, the Company issued Senior Notes Due 2002 ("the 9 3/4% Notes") in the principal amount of $200,000 which mature on February 15, 2002. The notes bear interest at 9 3/4% payable semiannually on February 15 and August 15 of each year commencing August 15, 1992. At May 31, 1998 and 1997, the 9 3/4% Notes were trading at 107% and 104.2% of par or $214,000 and $208,400 respectively.

(e) On April 1, 1993, the Company issued Zero Coupon Senior Discount Notes Due 2003 ("the Discount Notes") in the discounted amount of $183,678 yielding 8.875% annually to maturity. The Discount Notes mature on March 15, 2003 at $444,000. There will be no periodic payments of interest on the Discount Notes, and they may not be redeemed prior to maturity. During the years ended May 31, 1998 and 1997, approximately $24,489 and $22,419 of interest, respectively was amortized in the consolidated financial statements. At May 31, 1998 and 1997, the Notes were trading at 67% and 58.13% of par or $297,480 and $258,097 respectively. The accreted value of the Discount Notes at May 31, 1998 was $289,870.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


(f) On March 6, 1995, the Company issued unsecured Senior Notes due 2005 ("the 9 1/2% Notes") in the principal amount of $250,000 which mature March 1, 2005. The Notes bear interest at 9 1/2% payable semi-annually on March 1 and September 1 of each year commencing September 1, 1995. At May 31, 1998 and 1997, the Notes were trading at 106.75% and 102.8% of par or $266,875 and $257,075, respectively.

(g) On January 17, 1997, the Company issued Senior Notes Due 2007 ("8 7/8% Notes") in the principal amount of $250,000 which mature on January 15, 2007. The 8 7/8% Notes bear interest at 8 7/8% payable semiannually on January 15 and July 15. At May 31, 1998 and 1997 the Notes were trading at 104.25% and 97.11% of par or $260,625 and $242,775, respectively.

   The net proceeds received by the Company from the sale of the 8 7/8% Notes, of approximately $244,607, were used to temporarily repay a portion of the long-term debt outstanding under two credit agreements executed by subsidiaries of the Company. The net proceeds were used to retire $204,000 aggregate principal amount of 11 7/8% Senior Subordinated Debentures due 2003 issued by the Company in October 1991 (the "11 7/8% Debentures). The 11 7/8% Debentures were called by the Company on April 15, 1997 at a redemption price of 105% of the principal amount thereof. Accordingly, the amount required to retire the 11 7/8% Debentures at such time was $214,200 plus accrued interest of $12,113. The effect of the redemption resulted in an extraordinary loss on early retirement of debt in fiscal 1997 of approximately $7,582, net of income taxes of $5,379, reflecting the call premium and write-off of deferred financing costs. The balance of the net proceeds may be used by the Company for general corporate purposes, including but not limited to the financing of capital expenditures, investments, purchases of the Company's securities and acquisitions.

   On April 4, 1997, the Company filed a registration statement with the SEC relating to the shelf registration of $500,000 of the Company's debt securities, augmenting the remaining $2,000 available under the July 1994 registration statement. The registration became effective July 15, 1997.

(h) On September 29, 1997, the Company issued 8 3/4% Senior Notes due 2007 (the "8 3/4% Notes") in the principal amount of $225,000, which mature on October 1, 2007. The 8 3/4% Notes bear interest at 8 3/4% payable semiannually on April 1 and October 1 of each year commencing April 1, 1998. At May 31, 1998 the 8 3/4% Notes were trading at 103.75% of par or $233,438.

(i) On November 13, 1997, the Company issued 8 3/8% Senior Notes due 2017 (the "8 3/8% Notes") in the principal amount of $100,000, which mature on November 15, 2017. The 8 3/8% Notes bear interest at 8 3/8% payable semiannually on May 15 and November 15 of each year commencing May 15, 1998. At May 31, 1998, the 8 3/8% Notes were trading at 99.44% of par or $99,440.

(j) On December 10, 1997, the Company issued 8 3/8% Senior Notes due 2007 (the "Senior Notes due 2007") in the principal amount of $100,000, which mature on December 15, 2007. The Senior Notes due 2007 bear interest at 8 3/8% payable semiannually on June 15 and December 15 of each year commencing June 15, 1998. At May 31, 1998, the Senior Notes due 2007 were trading at 101.5% of par or $101,500.

   The net proceeds received by the Company from the issuance of the 8 3/4% Notes, the 8 3/8% Notes and the Senior Notes due 2007 of $410,449 were used by the Company to temporarily repay portions of the long-term debt outstanding under the Company's CCC-I and CCC-II credit agreements.

(k) On January 15, 1998, the Company issued $605,000 principal amount at maturity of Senior Discount Notes due 2008, Series A ("Senior Discount Notes") to a qualified institutional buyer under a private placement

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)

   offering pursuant to Rule 144A and Regulation S of the Securities Act of 1933, as amended (the "Private Placement Offering"). The Senior Discount Notes were sold at a discount of 41.266% from the principal amount due at maturity (the "Original Issue Discount"). The Original Issue Discount began accruing on the Senior Discount Notes on January 15, 1998 and will continue accruing during the period in which the Senior Discount Notes remain outstanding. The Original Issue Discount represents an annual yield to maturity of 9.05% based on the issue price of the Senior Discount Notes. There will be no periodic payments of interest on the Senior Discount Notes. The Senior Discount Notes are senior unsecured obligations of the Company, may not be redeemed prior to maturity and will not be entitled to the benefit of any sinking fund.

   The net proceeds received by the Company from the sale of the Senior Discount Notes were approximately $246,106. The Company used $96,000 of the net proceeds from the sale of the Senior Discount Notes to temporarily repay portions of the long-term debt outstanding under both the CCC-I and CCC-II credit agreements. The remainder of the net proceeds are to be used for capital expenditures, operations, acquisitions and other investments. Further borrowings may be made under the CCC-I and CCC-II Credit Agreements until August 31, 1999 for general corporate purposes, including, but not limited to, the financing of capital expenditures, investments, purchases of the Company's securities and acquisitions.

   On March 2, 1998, the Company filed a registration statement with the SEC relating to the exchange of all outstanding Senior Discount Notes due 2008, Series A for Senior Discount Notes, Series B (the "Senior Discount Notes, Series B"). The terms of the Senior Discount Notes, Series B are identical in all material respects to the Senior Discount Notes, except that the Senior Discount Notes, Series B were registered under the Securities Act of 1933, as amended, and therefore the transfer of the Senior Discount Notes, Series B are not restricted. This registration statement became effective on March 17, 1998.

   During the year ended May 31, 1998, approximately $8,473 of interest was amortized in the consolidated financial statements related to the Senior Discount Notes, Series B. At May 31, 1998, the Senior Discount Notes, Series B were trading at 44% of par or $266,200.

   On January 7, 1998, the Company filed a shelf registration statement with the SEC for $500,000 of the Company's debt securities, augmenting the remaining $77,000 under the shelf registration statement filed on April 4, 1997. The registration statement became effective on January 28, 1998. The debt securities may be issued from time to time, in series, on terms to be specified in one or more prospective supplements at the time of the offering. If so specified with respect to any particular series, the debt securities may be convertible into shares of the Company's Class A Common Stock. As of May 31, 1998, there was $577,000 available for issuance under this shelf registration.

   The Company's public debt securities rank pari passu with all existing and future Senior Indebtedness (as that term is defined in the respective Indentures under which the public debt securities were issued) of the Company, are senior in right of payment to all existing and future subordinated indebtedness of the Company, and may not be redeemed prior to maturity.

(l) On November 15, 1993, Centennial issued $250,000 of eight year unsecured Senior Notes (the 8 7/8% Notes). The interest on these notes is payable semi-annually at an interest rate of 8 7/8%. The interest is computed on the basis of a 360-day year (twelve 30 day months). The maturity date of the 8 7/8% Notes is November 1, 2001 unless redeemed earlier at the option of Centennial, however not prior to May 1, 1999. If early

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)

   redemption is sought during the twelve-month period beginning May 1 of each of the following years, the redemption price is calculated using:

   Year                                                               Percentage
   ----                                                               ----------
   1999..............................................................  105.25%
   2000..............................................................  103.50%
   2001..............................................................  101.75%

   The proceeds of the 8 7/8% Notes were used to retire all outstanding bank debt. Costs associated with the bond offering were capitalized and are being written off on a straight-line basis over the expected life of the issue. At May 31, 1998 and 1997, the 8 7/8% Notes were trading at 104.01% and 99.47% of par or $260,025 and $248,675, respectively. At May 31, 1998, the $250,000 of 8 7/8% Notes were included in Net Assets of Discontinued Operations in the accompanying consolidated balance sheet.

(m) On December 31, 1992, Century-ML Cable Corporation ("CML") and Century/ML Cable Venture ("CCV"), subsidiaries of the Company through which the Company owns a 50% interest in cable television systems in Puerto Rico, entered into separate note agreements (the "Note Agreements") with a group of institutional lenders providing for the issuance by CML of $100,000 aggregate principal amount of its 10-year 9.47% Senior Secured Notes Due 2002. Interest on the Notes is payable semiannually and principal will be payable in installments of 20% of the original principal amount beginning on September 30, 1998, with final maturity at September 30, 2002. The Notes are subject to various other prepayment provisions, including prepayment with premium at the option of CML at any time prior to their expressed maturity and prepayment with premium at the option of the holders thereof upon the occurrence of certain events involving changes in control of CML and CCV. The Notes are entitled to the benefits of certain security agreements and guarantees, including a guaranty by CCV of the payment of all principal of, premium, if any, and interest on the notes. The notes are secured by substantially all of the assets of CCV. The estimated fair value of the notes at May 31, 1998 was approximately $103,860.

(n) On May 11, 1995, Centennial issued $100,000 of ten year unsecured Senior Notes ("the 10 1/8% Notes"). The interest on the 10 1/8% Notes is payable semi-annually on the basis of a 360-day year (twelve 30 day months). The 10 1/8% Notes rank pari passu with Centennial's 8 7/8% Notes and may not be redeemed prior to maturity on May 15, 2005. Costs associated with the May 11, 1995 bond offering were capitalized and will be written off on a straight-line basis over the expected life of the issue. At May 31, 1998 and 1997, the 10 1/8% Notes were trading at 110.87% and 104.25% of par or $110,870 and $104,250, respectively. At May 31, 1998, the $100,000 of 10
    1/8% Notes were included in Net Assets of Discontinued Operations in the accompanying consolidated balance sheet.

   Both the 8 7/8% and 10 1/8% Notes restrict Centennial from directly or indirectly declaring or paying any dividends on its presently or subsequently issued common stock, limit the ability of Centennial to incur additional indebtedness and limit making any distributions of assets to its stockholders. At May 31, 1998, Centennial was in compliance with all covenants of the Notes.

(o) On July 31, 1995, a subsidiary of the Company, Century Venture Corp. ("CVC") entered into a three year, $80,000 revolving credit facility which converts to a five year term loan. The proceeds of the facility were used by CVC to repay existing indebtedness of CVC and will be used for working capital and general corporate purposes. The repayment by CVC of its existing indebtedness discharged all of CVC's obligations under its then-existing credit agreement and, as a result, such agreement was terminated. The interest rates payable on borrowings under the new credit facility are based on, at the election of CVC, (a) "C/D Base Rate" plus an

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)

   applicable margin, as defined or (b) "Eurodollar Base Rate" plus an applicable margin as defined or (c) "ABR" rate as defined. At May 31, 1998, $54,000 was outstanding under the CVC credit facility.

   The agreement expires on February 28, 2004 and provides for a reduction in the aggregate commitment, among other possible reductions, in the following amounts:

                                       Last day   Last day Last day   Last day
   Year                               of February  of May  of August of November
   ----                               ----------- -------- --------- -----------
   1998..............................   $   --     $   --   $1,875     $1,875
   1999..............................    1,875      1,875    2,500      2,500
   2000..............................    2,500      2,500    3,125      3,125
   2001..............................    3,125      3,125    3,750      3,750
   2002..............................    3,750      3,750    3,750      3,750
   2003..............................    3,750      3,750    6,667      6,667
   2004..............................    6,666         --       --         --

(p) Centennial Puerto Rico Wireless Corporation, a wholly owned subsidiary of Centennial, has a four year, $180,000 revolving credit facility, as amended, which converts to a four-year term loan on April 25, 2001 (the "Puerto Rico Credit Facility"). The interest rate payable to CPRW on borrowings under the Puerto Rico Credit Facility is based, at the election of CPRW, on (a) the Base Rate, as defined, plus a margin of 1.50% or (b) the Eurodollar Base Rate, as defined, plus a margin of 2.5%, adjusted for the maintenance of certain specified ratios, as applicable. The Puerto Rico Credit Facility is non-recourse to Centennial and the Company. The Puerto Rico Credit Facility is secured by substantially all of the assets of CPRW and its direct subsidiaries. At May 31, 1998, $150,000 was outstanding under the Puerto Rico Credit Facility and included in Net Assets of Discontinued Operations in the accompanying consolidated balance sheet.

(q) On September 12, 1996, Centennial entered into a $75,000 credit facility with Citibank, N.A., which was amended April 22, 1997 and then further amended on July 28, 1997 and September 25, 1997 (the "Centennial Credit Facility"). The Centennial Credit Facility terminates on January 31, 2001. Approximately $35,000 of the facility was used to fund a wireless telephone system acquisition and has since been repaid. The remainder will be used for working capital and general corporate purposes. The interest rate payable on borrowings under the Centennial Credit Facility is based at the election of Centennial, on (a) the "Base Rate", as defined, plus a margin of 2% or (b) the "Eurodollar Rate", as defined, plus a margin of 3%. The Centennial Credit Facility is secured by the pledge of stock of certain of Centennial's subsidiaries not otherwise subject to restrictions under its Senior Note Indentures. The Centennial Credit Facility is further guaranteed by certain of Centennial's subsidiaries holding Investment Interests. At May 31, 1998, $10,000 was outstanding under the Centennial Credit Facility and included in Net Assets of Discontinued Operations in the accompanying consolidated balance sheet.

(r) On April 15, 1997, Citizens Century Cable Television Venture ("CCCTV") entered into an agreement for the provision of a three-year, $200,000 revolving credit facility with Bank of America and Societe General, which converts into a five-year term loan. The facility is secured by the assets of CCCTV. The loan is non-recourse to both Citizens and the Company. Borrowings under the facility are to be repaid in semi-annual installments commencing June 30, 2000 and expiring on March 31, 2005.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


   The agreement provides for mandatory principal repayments, among other possible reductions, in the following percentages:

                                      Last day Last day   Last day    Last day
   Year                               of March of June  of September of December
   ----                               -------- -------- ------------ -----------
   2000..............................    --     2.33%      2.33%        2.33%
   2001..............................  4.00%    4.00%      4.00%        4.00%
   2002..............................  5.00%    5.00%      5.00%        5.00%
   2003..............................  5.25%    5.25%      5.25%        5.25%
   2004..............................  7.13%    7.13%      7.13%        7.13%
   2005..............................  7.50%       --        --          --

   The facility requires mandatory prepayments of principal refinancing under certain circumstances (as specified in the agreement). Borrowings under the facility bear interest, at the option of CCCTV, at either the base rate or the Eurodollar rate, plus the applicable margin (as defined in the agreement). The principal use of proceeds will be to fund acquisitions as well as general corporate purposes. As of May 31, 1998 $52,000 was outstanding under the facility.

   The subsidiaries' credit facilities and the Company's public debt securities, among other things, require the maintenance of certain financial and operating covenants, restrict the use of proceeds from such borrowing, limit the incurrence of additional indebtedness, restrict the purchase or redemption of its capital stock and limit the ability to pay dividends and management fees and make capital expenditures.

   During the year ended May 31, 1996, all of the Company's obligations with respect to prior Hedge Agreements expired. Subsequently, the Company entered into a five year interest rate hedge agreement during October 1997 in relation to certain of its fixed rate debt. The hedge agreement is structured such that the Company pays a variable rate of interest based on the higher of the U.S.D. six (6) month LIBOR or the U.S.D. six (6) month LIBOR set in arrears and receives a fixed rate of interest of 6.695% based on a notional amount of $35,000. Subject to the terms of the hedge agreement, if the six month LIBOR is set at or below 4.75% at the beginning of any period, the hedge agreement would terminate for that period alone and the Company would receive a 50 basis points subsidy for that period alone. The net gain or loss, which has not been material, is included in interest expense in the accompanying 1998 consolidated statement of operations and interest paid in the 1998 consolidated statement of cash flows. At May 31, 1998, the estimated fair value of the hedge agreement represents an asset of approximately $413.

   The aggregate annual principal payments related to continuing operations for the next five years and thereafter are summarized as follows (amounts in thousands):

   1999............................................................. $   20,050
   2000.............................................................     20,050
   2001.............................................................    179,720
   2002.............................................................    243,840
   2003.............................................................    489,530
   2004 and thereafter..............................................  1,576,910
                                                                     ----------
                                                                      2,530,100
   Less: unamortized discount.......................................   (500,998)
                                                                     ----------
                                                                     $2,029,102
                                                                     ==========

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


   At May 31, 1998, the Company and its subsidiaries were in compliance with all covenants of the above noted agreements.

NOTE 8. Commitments and Contingencies

 Stock Purchases

  During the year ended May 31, 1998, the Company purchased 1,959,500 shares of Class A Common Stock in the open market for an aggregate purchase price of $12,151 pursuant to previous authorization by the Company's Board of Directors. These shares have been accounted for as treasury shares. Subsequent to May 31, 1998, the Company has not purchased any shares in the open market. As of August 4, 1998, the Company is authorized to purchase 4,869,000 additional shares of Class A Common Stock after giving effect to the shares purchased to date.

 Leases

  At May 31, 1998, the Company's approximate annual lease obligations and expenses (under operating leases) were as follows:

Pole rentals............................................................. $3,651
Vehicles and equipment...................................................    515
Antenna site and property access.........................................    359
Warehouse, studio and office.............................................  4,047
                                                                          ------
                                                                          $8,572
                                                                          ======

  The above leases are substantially all short-term or cancelable by either party upon notice.

 Letters of Credit

  The Company is a party to several available letters of credit totaling $8,463. No payments have been made under these agreements.

 Litigation

  The Company and its subsidiaries are involved in litigation and regulatory matters which involve certain claims which arise in the normal course of business, none of which individually, or in the aggregate, in the opinion of management, is expected to have a materially adverse effect on the Company's consolidated financial position or results of operations.

NOTE 9. Common Stockholders' Deficiency

 Common Stock

  The voting rights with respect to the two classes of Common Stock are as follows: Class A shares entitle the holder to one vote per share, Class B shares entitle the holder to ten votes per share. Shares of Class B Common Stock are convertible into shares of Class A Common Stock on a one-for-one basis upon transfer from the current Class B stockholders. The Company is restricted from paying cash dividends on its common stock by its credit agreements (Note 7).

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

           (Amounts in thousands except subscriber, and share data)


 Treasury Stock

  During fiscal 1998 and 1997, the Company purchased 1,959,000 and 171,500 shares, respectively, of the Company's Class A Common Stock in the open market. These shares were accounted for as treasury shares in the respective fiscal years (See Note 8).

  The following table presents changes in the Company's stockholders' equity for the years ended May 31, 1998, 1997 and 1996.

                                      Common Stock
                          --------------------------------------
                               Class A            Class B        Additional
                          ------------------ -------------------  Paid-in   Accumulated
                            Shares   Dollars   Shares    Dollars  Capital     Deficit     Other      Total
                          ---------- ------- ----------  ------- ---------- ----------- ---------  ---------
Balance at June 1,
 1995...................  59,484,685  $595   45,406,115   $454    $175,545   $(405,051) $(123,188) $(351,645)
Shares issued and
 acquired in connection
 with employee
 incentive plans........     461,595     4                           2,971                   (158)     2,817
Net paid in capital
 contributed by
 minority interests.....                                             1,238                             1,238
Accretion in liquidation
 value of
 subsidiary preferred
 stock..................                                            (4,256)                           (4,256)
Foreign currency
 translation
 adjustment.............                                                                     (753)      (753)
Unrealized appreciation
 of marketable
 securities.............                                                                    6,397      6,397
Vesting of subsidiary
 stock options..........                                               306                               306
Net loss................                                                      (102,117)             (102,117)
                          ----------  ----   ----------   ----    --------   ---------  ---------  ---------
Balance at May 31,
 1996...................  59,946,280  $599   45,406,115   $454    $175,804   $(507,168) $(117,702) $(448,013)
Shares issued in
 connection with
 employee incentive
 plans..................     711,490     7       25,000              3,948                             3,955
Class A shares purchased
 by the Company.........                                                                   (2,359)    (2,359)
Class B shares converted
 to Class A shares......     305,000     3     (305,000)    (3)                                           --
Class A shares issued in
 connection
 with acquisitions......   1,732,357    18                             (18)                               --
Subsidiary preferred
 stock dividends........                                            (4,850)                           (4,850)
Foreign currency
 translation
 adjustment.............                                                                      462        462
Change in unrealized
 appreciation of
 marketable securities..                                                                   (7,950)    (7,950)
Income tax benefit--
 subsidiary stock
 options exercised......                                             1,987                             1,987
Net loss................                                                      (141,875)             (141,875)
                          ----------  ----   ----------   ----    --------   ---------  ---------  ---------
Balance at May 31,
 1997...................  62,695,127  $627   45,126,115   $451    $176,871   $(649,043) $(127,549) $(598,643)
Share issued in
 connection with
 employee incentive
 plans..................     589,761     6                           4,533                             4,539
Class A Shares purchased
 by the Company.........                                                                  (12,576)   (12,576)
Class B shares converted
 to Class A shares......   2,400,000    24   (2,400,000)   (24)                                           --
Subsidiary preferred
 stock dividends........                                            (5,225)                           (5,225)
Change in unrealized
 appreciation of
 marketable securities..                                                                    7,333      7,333
Foreign currency
 translation transferred
 to discontinued
 operations.............                                                                      291        291
Net loss................                                                      (120,971)             (120,971)
                          ----------  ----   ----------   ----    --------   ---------  ---------  ---------
Balance at May 31,
 1998...................  65,684,888  $657   42,726,115   $427    $176,179   $(770,014) $(132,501) $(725,252)
                          ==========  ====   ==========   ====    ========   =========  =========  =========

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


                                                         May 31,
                                              -------------------------------
                                                1998       1997       1996
                                              ---------  ---------  ---------
Other stockholders' deficiency items:
Treasury stock, at cost...................... $(152,697) $(140,121) $(137,762)
Unrealized appreciation of marketable
 securities..................................    20,196     12,863     20,813
Foreign currency translation adjustment......        --       (291)      (753)
                                              ---------  ---------  ---------
                                              $(132,501) $(127,549) $(117,702)
                                              =========  =========  =========

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


NOTE 10. Income Taxes

  The Company and its consolidated subsidiaries, except for Century Venture Corporation and Subsidiaries, Century-ML Cable Venture and Subsidiary, Citizens Century Cable Television Venture, East Coast Pay Television Pty, Ltd., and Centennial Cellular Corp. and Subsidiaries (collectively the "Unconsolidated Tax Group"), file a consolidated federal income tax return. The provision (benefit) for income taxes are summarized as follows:

                                                       Year Ended May 31,
                                                   ----------------------------
                                                     1998      1997      1996
                                                   --------  --------  --------
Current........................................... $  7,984  $  7,486  $  2,844
Deferred..........................................  (22,205)  (38,144)  (37,170)
                                                   --------  --------  --------
                                                   $(14,221) $(30,658) $(34,326)
                                                   ========  ========  ========

  Income tax expense is included in the Company's consolidated financial statements as follows:

                                                      Year Ended May 31,
                                                  ----------------------------
                                                    1998      1997      1996
                                                  --------  --------  --------
Continuing operations............................ $   (624) $(23,363) $(22,730)
Discontinued operations..........................  (13,597)   (7,295)  (11,596)
                                                  --------  --------  --------
                                                  $(14,221) $(30,658) $(34,326)
                                                  ========  ========  ========

  Deferred income taxes result primarily from nondeductible depreciation and amortization resulting from book and tax basis differences of certain acquired subsidiaries.

  The effective income tax rate of the Company's continuing operations differs from the statutory rate as a result of the effect of the following items:

                                                     Year Ended May 31,
                                                 ----------------------------
                                                   1998      1997      1996
                                                 --------  --------  --------
Computed tax benefit at federal statutory rate
 on loss from continuing operations before
 income taxes and minority interest............. $(23,383) $(24,586) $(23,581)
Computed tax benefit of Unconsolidated Tax
 Group..........................................   (7,006)   (3,600)    1,968
Recognized tax benefit of Unconsolidated Tax
 Group..........................................    2,014     2,155      (790)
Nondeductible amortization resulting from
 acquired subsidiaries..........................    1,192     1,131     2,433
State and local income taxes, net of federal
 income tax effect..............................   (4,622)   (3,782)   (2,760)
Tax benefits related to net operating and
 capital loss carryforwards not recognized and
 changes in valuation allowance.................   30,998     5,284        --
Other...........................................      183        35        --
                                                 --------  --------  --------
                                                 $   (624) $(23,363) $(22,730)
                                                 ========  ========  ========

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


  Temporary differences and carryforwards which give rise to a significant portion of deferred tax assets and (liabilities) are as follows:

                                                            Year Ended May 31,
                                                            -------------------
                                                              1998       1997
                                                            ---------  --------
Deferred Tax Assets:
  Tax loss carryforward.................................... $ 224,083  $200,974
  Valuation allowance......................................  (129,179)  (99,778)
                                                            ---------  --------
                                                            $  94,904  $101,196
                                                            =========  ========
Deferred Tax Liabilities:
  Amortization of intangible assets........................ $  32,099  $ 86,575
  Depreciation of fixed assets.............................    67,975    68,580
                                                            ---------  --------
                                                            $ 100,074  $155,155
                                                            =========  ========
Net deferred tax liabilities............................... $   5,170  $ 53,959
                                                            =========  ========

  At May 31, 1997, net deferred tax liabilities of $43,977 related to discontinued operations.

  The Company and its subsidiaries, except for the Unconsolidated Tax Group, have an investment tax credit carryover (after the 35% reduction mandated by TRA 86) for federal income tax purposes of approximately $11,428 and net operating loss carryforwards for federal income tax purposes of approximately $539,287 expiring through 2002 and 2013, respectively.

  Century Venture Corporation and Subsidiaries have an investment tax credit carryover of approximately $2,032 and net operating loss carryforwards of approximately $8,181 which will expire through 2002 and 2008, respectively.

  The operations of CPRW and Century ML Cable Venture and Subsidiary are subject to Puerto Rico income taxes.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


NOTE 11. Joint Ventures

  The combined operations and certain other information related to the 50% indirectly owned Century Venture Corp. and Subsidiaries, Century-ML Cable Venture and Subsidiary and Citizens Century Cable Television Venture included in the consolidated financial statements of the Company are as follows:

                                                            Year Ended May 31,
                                                            -------------------
                                                              1998      1997
                                                            --------- ---------
Combined Statement of Operations Data
Revenues...................................................  $122,543  $110,811
Costs and expenses:
  Costs of services........................................    34,781    32,072
  Selling, general and administrative......................    21,272    18,681
  Depreciation and amortization............................    30,638    36,660
                                                            --------- ---------
                                                               86,691    87,413
                                                            --------- ---------
Operating income...........................................    35,852    23,398
Interest expense...........................................    15,833    13,114
                                                            --------- ---------
Income before taxes........................................    20,019    10,284
Income tax provision.......................................     2,356     1,957
                                                            --------- ---------
  Net Income............................................... $  17,663 $   8,327
                                                            ========= =========
Combined Balance Sheet Data
Property, plant and equipment--net.........................  $136,866  $102,572
Total assets...............................................   389,495   311,766
Long-term debt.............................................   206,000   153,500
Total liabilities..........................................   255,940   195,875

  The Company's joint venture partner, ML Media Partners, L.P. ("Media Partners") has the right to cause a sale of Century-ML Cable Venture and Subsidiary. If Media Partners proposes such a sale, the Company will have the right to purchase Media Partners' interest for the appraised fair market value of Media Partners' 50% interest in Century-ML Cable Venture and Subsidiary.

NOTE 12. Employee Benefit Plans

 Stock Option Plans

  The Company's 1985 Stock Option Plan (the "1985 Option Plan"), adopted by the Board of Directors and approved by the stockholders on December 5, 1985, expired by its terms on May 31, 1995. Accordingly, the Board of Directors adopted and the stockholders ratified the Company's 1994 Stock Option Plan (the "1994 Option Plan") on October 26, 1994. Upon ratification of the 1994 Option Plan, no more grants are to be made under the 1985 Option Plan. The 1985 Stock Option Plan and the 1994 Stock Option Plan, collectively the "Option Plans", permit the issuance of "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, as well as non-qualified options. The 1985 Option Plan and the 1994 Option Plan provide for the grant of options to purchase up to 6,897,079 and 5,000,000 shares, respectively, of Class A Common Stock to directors, officers and other key employees of the Company and its subsidiaries. The Option Plans are administered by a committee of the Board of Directors (the "Stock Option Committee") that determines the recipients and provisions of options granted under the Option Plans, including the option price,

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)

term and number of shares subject to option. The Board of Directors may amend the Option Plans, except that the approval of the stockholders is necessary to increase the total number of shares which may be issued or shares subject to options, to change the minimum purchase price for shares subject to options, to change the maximum period during which options may be exercised, to extend the period during which options may be granted under the Option Plans, or to materially increase benefits to option recipients. Generally, the option price of incentive and non-qualified stock options granted may be as determined by the Stock Option Committee, but must be at least equal to 100% of the fair market value of the shares on the date of the grant. The maximum term of each option is ten years.

  For any participant who owns shares possessing more than 10% of the voting rights of the Company's outstanding common stock, the exercise price of any incentive stock option must be at least equal to 110% of the fair market value of the shares subject to such option on the date of grant and the term of the option may be no longer than five years. Options become exercisable at such time or times as the Stock Option Committee may determine when it grants options. All options granted on or before December 31, 1985 must be exercised in the sequence in which they were granted. The Option Plans permit the exercise of options by the payment of cash or mature shares of Class A Common Stock equal in value to the option price. Under the terms of the Option Plan with respect to options granted on or before December 31, 1986, the aggregate fair market value of the Class A Common Stock (determined at the date of the option grant) for which any employee may be granted incentive stock options in any calendar year may not exceed $100, plus certain carry-over allowances from the previous three years. Options granted under the Option Plans are not transferable by the holder other than by will or the laws of descent and distribution.

  As of May 31, 1998, approximately 226 employees were participating in the Option Plans.

 Director Option Plan

  The Company's 1993 Non-Employee Directors' Stock Option Plan (the "Directors' Option Plan") was adopted on October 26, 1994. The Directors' Option Plan replaced the Non-Employee Director Option Plan adopted in 1989 (the "1989 Director Option Plan") which was terminated by the Board of Directors. Under the Directors' 1993 Option Plan a total of 323,123 shares of Class A Common Stock were reserved for issuance. Options for 1,000 shares of Class A Common Stock will be automatically granted under the Directors' 1993 Option Plan to each person who is elected or re-elected a non-employee Director on the date of the annual meeting of shareholders of the Company in each of the years 1994 through 2003.

  The Directors' Option Plan shall be administered by the Board of Directors or a committee (the "Board Committee"). In administering the Directors' Option Plan, the Board of Directors or the Board Committee may adopt rules and regulations for carrying out the Directors' Option Plan. The Board of Directors may amend the Directors' Option Plan and amend the terms and conditions of any option granted under the Directors' Option Plan, except that the approval of the stockholders is necessary to increase the total number of shares which may be issued or transferred under the Directors' Option Plan and to change the minimum purchase price for shares subject to options.

  Options granted under the Directors' Option Plan are nonqualified options not qualifying as incentive stock options under Section 422 of the Code. The option price that shares of the Company's Class A Common Stock may be purchased upon exercise of any option granted under the Directors' Option Plan, will be the fair market value of such shares on the last trading day prior to the date of the grant of such option. The Directors' Option Plan permits the exercise of options in cash, mature shares of Class A Common Stock valued at the fair market value on the date of purchase or a combination thereof. The maximum term of each option is five years and six

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)

months immediately succeeding the date of grant. Options granted under the Directors' Option Plan are not transferable by the holder other than by will or the laws of descent and distribution. Under the 1993 Directors' Option Plan, options to purchase 3,000 shares of Class A Common Stock were granted during each of the fiscal years ended May 31, 1998, 1997 and 1996 at an exercise price of $7.75, $7.00 and $8.63 per share, respectively. As of May 31, 1998, 6,000 options were outstanding under the Directors' Option Plan, of which 1,200 were exercisable.

  A summary of the status of the Company's stock options as of May 31, 1996, 1997 and 1998 and changes during the years then ended is presented below:

                                                                        Weighted
                                                                        Average
                                                                        Exercise
                                                              Number     Price
                                                            ----------  --------
 1996 Outstanding at June 1, 1995........................    2,961,041   $7.16
      Granted............................................      186,000    8.86
      Exercised..........................................     (338,109)   3.53
      Canceled...........................................     (162,418)   7.43
                                                            ----------
      Outstanding at May 31, 1996........................    2,646,514    7.73
 1997 Granted............................................    2,915,909    6.70
      Exercised..........................................     (401,440)   5.46
      Canceled...........................................   (1,703,933)   8.69
                                                            ----------
      Outstanding at May 31, 1997........................    3,457,050    6.66
 1998 Granted............................................       10,000    6.44
      Exercised..........................................     (340,836)   6.34
      Canceled...........................................     (242,415)   6.66
                                                            ----------
      Outstanding at May 31, 1998........................    2,883,799    6.70
                                                            ==========

  The number of the Company's options which were exercisable at May 31, 1998, 1997 and 1996 were 1,598,650, 1,566,966, and 1,568,965 respectively. The weighted average exercise prices of such options were $6.62, $6.55, and $7.60 and at May 31, 1998, 1997 and 1996, respectively.

  Of the Company's options granted during fiscal 1998, 1997 and 1996, 0, 1,175,072 and 27,500 options, respectively, had exercise prices that were at least equal to 110% of the fair market value of the Company's Class A Common Stock at the date of grant.

  The following table summarizes information about the Company's options outstanding at May 31, 1998:

Range of    Number    Weighted Average    Weighted      Number       Weighted
Exercise  Outstanding    Remaining        Average     Exercisable    Average
 Prices   at 5/31/98  Contractual Life Exercise Price at 5/31/98  Exercise Price
--------  ----------- ---------------- -------------- ----------- --------------
$4.00--
 $8.69     2,883,799     6.13 years        $6.70       1,598,650      $6.62

  The estimated fair value of the Company's options granted during fiscal 1998 was immaterial. The fair value of options granted during fiscal 1997 and 1996 were $2.29 per share and $3.04 per share, respectively.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


 Employee Stock Purchase Plan

  On December 5, 1985, the Company adopted the 1985 Employee Stock Purchase Plan. On October 26, 1994, the Board of Directors and shareholders approved an amendment to the Company's 1985 Employee Stock Purchase Plan (the "Amended Purchase Plan"). Under the Amended Purchase Plan, eligible employees (which generally includes all full-time employees of the Company) may subscribe for shares of Class A Common Stock at a purchase price of 85% of the average market price (as defined) of the Class A Common Stock on the first day or last day of the purchase period, whichever is lower. Payment of the purchase price of the shares will be made in installments through payroll deductions, with no right of prepayment. The Company has reserved 1,125,767 shares of Class A Common Stock for issuance under the Amended Purchase Plan. The Amended Purchase Plan is administered by the Compensation Committee. As of May 31, 1998, no shares of Class A Common Stock were subscribed for under the Amended Purchase Plan.

 Equity Incentive Plan

  The Company's 1992 Equity Incentive Plan (the "Equity Plan") was adopted by the Board of Directors and approved by the stockholders on October 28, 1992 and amended on October 31, 1997. The plan permits the issuance of up to 1,613,945 shares of the Company's Class A Common Stock for high levels of performance and productivity by officers and other management employees of the Company. The Equity Plan is administered by the Company's Board of Directors. The plan authorizes the Board of Directors to grant stock based awards that include but are not limited to, restricted stock, performance shares and deferred stock. The Board of Directors determines the recipients and provisions of the grants under the Equity Plan, including the grant price, term and number of shares subject to grant.

  Generally, an employee will realize compensation taxable as ordinary income, and the Company will be entitled to a corresponding tax deduction in an amount equal to the sum of any cash received by the employee plus the fair market value of any shares of Class A Common Stock received by the employee.

  During the years ended May 31, 1998, 1997 and 1996 and the Company granted 170,000, 230,897 and 72,500 shares of restricted stock with weighted average fair values at the date of grant of $6.87, $8.07 and $10.25 per share, respectively. Through May 31, 1998, the Company had granted 968,027 shares of restricted stock to nine officers and employees of the Company. The restrictions primarily lapse at the rate of 20% per year over a five-year period. As of May 31, 1998, 645,918 shares were available for awards under the Equity Plan.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


  The Company applies APB Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized with respect to their stock option, and stock purchase plans. Had compensation cost for the Company's stock option and stock purchase plans been determined based on the fair value of the awards on the grant dates in accordance with the accounting provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"), the Company's Consolidated net loss and Consolidated net loss per common share for the years ended May 31, 1998, 1997 and 1996 would have been increased to the pro forma amounts indicated below:

                                                1998       1997       1996
                                              ---------  ---------  ---------
Consolidated net loss applicable to common
 shares:
  As reported:
  Loss from continuing operations............ $ (83,107) $ (58,715) $ (51,439)
  Loss from discontinued operations..........   (43,089)   (80,428)   (54,934)
                                              ---------  ---------  ---------
  Loss before extraordinary item.............  (126,196)  (139,143)  (106,373)
  Extraordinary item.........................        --     (7,582)        --
                                              ---------  ---------  ---------
  Net loss................................... $(126,196) $(146,725) $(106,373)
                                              =========  =========  =========
  Pro forma:
  Loss from continuing operations............ $ (84,540) $ (59,424) $ (51,608)
  Loss from discontinued operations..........   (43,089)   (80,428)   (54,934)
                                              ---------  ---------  ---------
  Loss before extraordinary item.............  (127,629)  (139,852)  (106,542)
  Extraordinary item.........................        --     (7,582)        --
                                              ---------  ---------  ---------
  Net loss................................... $(127,629) $(147,434) $(106,542)
                                              =========  =========  =========
Consolidated net loss per common share:
  As reported:
  Loss from continuing operations............ $   (1.11) $    (.78) $    (.70)
  Loss from discontinued operations..........      (.58)     (1.08)      (.74)
                                              ---------  ---------  ---------
  Loss before extraordinary item.............     (1.69)     (1.86)     (1.44)
  Extraordinary item.........................        --       (.10)        --
                                              ---------  ---------  ---------
  Net loss per common share.................. $   (1.69) $   (1.96) $   (1.44)
                                              =========  =========  =========
  Pro forma:
  Loss from continuing operations............ $   (1.13) $    (.79) $    (.70)
  Loss from discontinued operations..........      (.58)     (1.08)      (.74)
                                              ---------  ---------  ---------
  Loss before extraordinary item.............     (1.71)     (1.87)     (1.44)
  Extraordinary item.........................        --      (0.10)        --
                                              ---------  ---------  ---------
  Net loss per common share.................. $   (1.71) $   (1.97) $   (1.44)
                                              =========  =========  =========

  The fair value of options granted under the Company's stock option plans during fiscal 1998 was immaterial. The fair values of options granted during fiscal 1997 and 1996 were estimated on the dates of grant using the Black-Scholes options-pricing model with the following weighted average assumptions used: expected volatility of 40.82%, risk free interest rate of 6%, and expected lives of option grants of 3 years. Proforma compensation cost related to shares purchased under the Company's Employee Stock Purchase Plan is measured based on the discount from market value.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


 Incentive Award Plan

  An Incentive Award Plan (the "Incentive Plan") was adopted by the Board of Directors and approved by the stockholders of the Company on December 5, 1985. The Incentive Plan permits the grant of awards to key employees of the Company and its subsidiaries, which may include directors and officers, payable in cash or shares of Class A Common Stock. The Company has reserved 559,529 shares of Class A Common Stock for issuance under the Incentive Plan. The awards are payable in five to ten equal annual installments on January 1 of the succeeding years after the grant of the award, provided that the recipient is an employee on the installment payment date. The Incentive Plan is administered by the Compensation Committee, which selects the recipients of awards as well as the amount of such awards. The Board of Directors may amend the Incentive Plan. Awards granted under the Incentive Plan may not be transferred by the recipients and may be forfeited in the event of the recipient's termination of employment. At May 31, 1998, no grants were outstanding.

 Stock Equivalent Plan

  The Company's 1985 Stock Equivalent Plan (the "Equivalent Plan") was adopted by the Board of Directors and approved by the stockholders on December 5, 1985. The Equivalent Plan permits the grants of units of Class A Common Stock Equivalents ("units") to key employees of the Company and its subsidiaries, including officers and directors. The Equivalent Plan is administered by the Compensation Committee which selects the employees to be granted units, determines the number of units covered by each grant, determines the time or times when units will be granted and the conditions subject to which any amount may become payable with respect to the units, and prescribes the form of instruments evidencing units granted under the Plan. Payments for units may be made by the Company in cash or in mature shares of Class A Common Stock at the fair market value of the units on the date of payment. The Company has reserved 566,155 shares of Class A Common Stock for issuance under the Equivalent Plan. Under the terms of the Equivalent Plan, the total number of units included in all grants to any participant may not exceed 10% of the total number of units for which grants may be made under the Equivalent Plan. Units granted under the Equivalent Plan are not transferable by the holder other than by will or the laws of descent and distribution. As of May 31, 1998, no units have been granted under the Equivalent Plan.

 Retirement Plans

  Effective April 1, 1992, the Company adopted a 401(k) defined contribution retirement plan covering employees of its wholly-owned cable subsidiaries who are not covered by collective bargaining arrangements. Effective July 1, 1992, the Company adopted a similar 401(k) plan covering employees of its wholly-owned cable subsidiaries who are covered by collective bargaining agreements. If a participant decides to contribute, a portion of the contribution is matched by the Company. Total expense under the plans was approximately $1,367, $1,168 and $855, for the years ended May 31, 1998, 1997 and 1996, respectively.

NOTE 13. Regulatory Matters

  On October 5, 1992, Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 ("the 1992 Cable Act"). The 1992 Act substantially reregulated the cable television industry and imposed numerous requirements, including provisions regarding rates which may be regulated by the applicable local franchising authority and those to be regulated by the FCC, exclusive programming arrangements, the carriage of broadcast signals, customer service standards, leased access channels, VCR compatibility and various other matters.

  On February 8, 1996, "The Telecommunications Act of 1996" ("the Act"), was signed into law. The new law alters federal, state and local laws and regulations regarding telecommunications providers and services,

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)

including the cable television industry. The Act deregulates (except for basic service) cable service rates over a three year period.

NOTE 14. Strategic Partnership

  On December 10, 1997, the Company and TCI Communications, Inc. ("TCI") signed a letter of intent to establish a strategic partnership (the "Partnership"). TCI will contribute to the Partnership all the assets related to the businesses of certain cable television systems owned and operated by TCI serving approximately 245,000 customers in the area of Southern California. The Company will contribute to the Partnership all the assets related to the businesses of certain cable television systems owned and operated by the Company serving approximately 500,000 customers in the area of Southern California, including approximately 90,000 subscribers to be acquired in an exchange of cable systems described below. The Company will manage the newly combined cable systems and own approximately 75 percent of the Partnership.

  As part of the Partnership Transaction, the Company and TCI have agreed to exchange cable systems owned by the Company in certain communities in Northern California for certain cable systems owned by TCI in Southern California allowing each of them to unify operations in existing service areas. TCI will exchange its East San Fernando Valley cable system serving approximately 90,000 subscribers for the Company's Northern California cable systems, serving approximately 90,000 subscribers in the communities of San Pablo, Benicia, Fairfield and Rohnert Park, California.

  The Company and TCI are currently involved in the due diligence process and are continuing to negotiate with respect to these transactions. These transactions are subject to the signing of definitive agreements and to all appropriate regulatory and other approvals. There is no assurance that the Company will obtain such approvals or that such transactions will be consumated.

NOTE 15. Cable Television Operations and Discontinued Segments

  The financial information which follows is that of Century Communications Corp. before the consolidation of its discontinued operations: Centennial Cellular Corp. and the Australian Operations; Centennial Cellular Corp., which comprises the Company's discontinued wireless telephone business segment; the Company's discontinued Australian Operations; as well as consolidated information.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


NOTE 15. Cable Television Operations and Discontinued Segments--(Continued)

                          BALANCE SHEET FINANCIAL DATA
                                  May 31, 1998

                              Century
                           Communications
                            Corp. before
                          consolidation of Centennial            Reclassifications
                             Centennial     Cellular  Australian        and
                           and Australia     Corp.    Operations   Eliminations    Consolidated
                          ---------------- ---------- ---------- ----------------- ------------
ASSETS
Current assets:
  Cash and short-term
   investments..........     $  285,498     $ 14,620   $ 3,666      $   (18,286)    $  285,498
  Accounts receivable--
   net..................         16,109       37,178     1,335          (38,513)        16,109
  Prepaid expenses and
   other current
   assets...............          3,465        7,852       451           (8,303)         3,465
  Net assets of
   discontinued
   operations...........             --           --        --           37,323         37,323
                             ----------     --------   -------      -----------     ----------
    Total current
     assets.............        305,072       59,650     5,452          (27,779)       342,395
Property, plant and
 equipment--net.........        565,965      263,661    11,005         (274,666)       565,965
Investment in marketable
 equity securities......         52,451           --        --               --         52,451
Investment in Centennial
 Cellular Corp. at
 cost...................        139,685           --        --         (139,685)            --
Equity investments in
 cable television and
 wireless telephone
 systems--net...........        147,935       87,634     1,204         (236,773)            --
Debt issuance cost--
 net....................         33,829        8,538        --           (8,538)        33,829
Cable television
 franchise--net.........        344,612           --     4,337           (4,337)       344,612
Wireless telephone
 licenses--net..........             --      295,943        --         (295,943)            --
Excess of purchase price
 over value of net
 assets acquired--net...        166,570      124,533        --         (124,533)       166,570
Other assets............          9,360        7,458        --           (7,458)         9,360
                             ----------     --------   -------      -----------     ----------
                             $1,765,479     $847,417   $21,998      $(1,119,712)    $1,515,182
                             ==========     ========   =======      ===========     ==========

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


NOTE 15. Cable Television Operations and Discontinued Segments--(Continued)

                          BALANCE SHEET FINANCIAL DATA
                                  May 31, 1998

                             Century
                          Communications
                           Corp. before
                         consolidation of Centennial              Reclassifications
                            Centennial     Cellular   Australian         and
                          and Australia     Corp.     Operations    Eliminations    Consolidated
                         ---------------- ----------  ----------  ----------------- ------------
LIABILITIES AND COMMON
 STOCKHOLDERS' EQUITY
 (DEFICIENCY)
Current Liabilities:
  Current maturities of
   long-term debt.......    $   20,050    $      --   $  10,546      $   (10,546)    $   20,050
  Accounts payable and
   accrued expenses.....       133,482       74,685      16,367          (91,052)       133,482
                            ----------    ---------   ---------      -----------     ----------
    Total current
     liabilities........       153,532       74,685      26,913         (101,598)       153,532
Long-term debt..........     2,009,052      510,000          --         (510,000)     2,009,052
Other deferred income...        10,650        2,200          --           (7,200)         5,650
Deferred income taxes...         5,170       26,584          --          (26,584)         5,170
Minority interest in
 subsidiaries...........        67,030           --          --               --         67,030
Due to parent...........            --           --     147,935         (147,935)            --
Convertible redeemable
 preferred stock........            --      186,287          --         (186,287)            --
Second series
 convertible redeemable
 preferred stock........            --        7,252          --           (7,252)            --
Common stockholders'
 equity (deficiency):
  Common stock, par
   value
   $.01 per share:
    Class A.............           657          167          --             (167)           657
    Class B.............           427          105          --             (105)           427
  Additional paid-in
   capital..............        91,132      358,018          --         (272,971)       176,179
  Other.................      (132,501)     (33,643)        875           32,768       (132,501)
  Accumulated deficit...      (439,670)    (284,238)   (153,725)         107,619       (770,014)
                            ----------    ---------   ---------      -----------     ----------
    Total common
     stockholders'
     equity
     (deficiency).......      (479,955)      40,409    (152,850)        (132,856)      (725,252)
                            ----------    ---------   ---------      -----------     ----------
                            $1,765,479    $ 847,417   $  21,998      $(1,119,712)    $1,515,182
                            ==========    =========   =========      ===========     ==========

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


NOTE 15. Cable Television Operations and Discontinued Segments--(Continued)

                     STATEMENT OF OPERATIONS FINANCIAL DATA
                            Year Ended May 31, 1998

                              Century
                           Communications
                            Corp. before
                          consolidation of Centennial            Reclassifications
                             Centennial     Cellular  Australian        and
                           and Australia     Corp.    Operations   Eliminations    Consolidated
                          ---------------- ---------- ---------- ----------------- ------------
Revenues:
  Service income (1)....      $484,736      $237,501   $ 35,257      $(272,758)     $ 484,736
                              --------      --------   --------      ---------      ---------
Costs and expenses:
  Cost of services......       103,932        54,818         --        (54,818)       103,932
  Selling, general and
   administrative.......       122,307        81,790         --        (81,790)       122,307
  Depreciation and
   amortization.........       154,029       114,194     10,849       (125,043)       154,029
  Write down of
   Australian assets....            --            --     12,814        (12,814)            --
  Australian
   operations...........            --            --     31,009        (31,009)            --
                              --------      --------   --------      ---------      ---------
                               380,268       250,802     54,672       (305,474)       380,268
                              --------      --------   --------      ---------      ---------
    Operating income
     (loss).............       104,468       (13,301)   (19,415)        32,716        104,468
Income from equity
 investments............            --       (13,069)        --         13,069             --
Interest................       172,608        45,155     10,547        (55,702)       172,608
Other (income) expense..        (1,533)           (5)     2,373         (2,368)        (1,533)
                              --------      --------   --------      ---------      ---------
  Loss before income tax
   benefit, and minority
   interest.............       (66,607)      (45,382)   (32,335)        77,717        (66,607)
Income tax (benefit)....          (624)      (13,597)        --         13,597           (624)
                              --------      --------   --------      ---------      ---------
  Loss before minority
   interest.............       (65,983)      (31,785)   (32,335)        64,120        (65,983)
Minority interest in
 loss of subsidiaries...       (11,899)         (162)        --            162        (11,899)
                              --------      --------   --------      ---------      ---------
  Loss from continuing
   operations...........       (77,882)      (31,947)   (32,335)        64,282        (77,882)
  Discontinued
   operations...........            --            --         --        (43,089)       (43,089)
                              --------      --------   --------      ---------      ---------
  Net loss..............      $(77,882)     $(31,947)  $(32,335)     $  21,193(2)   $(120,971)
                              ========      ========   ========      =========      =========

--------
(1) Intersegment sales are not significant. No single customer accounted for more than 10% of revenues.

(2) Represents minority interest share of net loss.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


NOTE 16. Quarterly Financial Information (Unaudited)

                                              Three Months Ended
                                 ---------------------------------------------
                                 August 31, November 30, February 28, May 31,
                                    1995        1995         1996       1996
                                 ---------- ------------ ------------ --------
Revenues.......................   $ 89,745    $ 91,202     $ 91,808   $ 95,914
Operating income...............     18,533      21,167       18,917     17,751
Loss from continuing
 operations....................    (20,626)     (8,695)     (10,086)    (7,776)
Loss from discontinued
 operations....................     (1,291)    (12,453)     (13,538)   (27,652)
Net loss.......................    (21,917)    (21,148)     (23,624)   (35,428)
Loss from continuing operations
 per common share..............       (.29)       (.13)        (.16)      (.12)
Loss from discontinued
 operations per common share...       (.02)       (.17)        (.18)      (.37)
Net loss per common share (1)..       (.31)       (.30)        (.34)      (.49)

                                              Three Months Ended
                                 ---------------------------------------------
                                 August 31, November 30, February 28, May 31,
                                    1996        1996         1997       1997
                                 ---------- ------------ ------------ --------
Revenues.......................   $112,728    $115,172     $113,542   $118,204
Operating income (loss)........     24,648      22,668       24,332     16,195
Loss from continuing
 operations....................    (10,004)     (8,698)     (13,963)   (21,200)
Loss from discontinued
 operations....................    (51,208)     (8,559)      (9,405)   (11,256)
Loss before extraordinary
 item..........................    (61,212)    (17,257)     (23,368)   (32,456)
Net loss.......................    (61,212)    (17,257)     (23,368)   (40,038)
Loss from continuing operations
 per common share..............       (.15)       (.13)        (.20)      (.30)
Loss from discontinued
 operations per common share...       (.69)       (.12)        (.13)      (.14)
Loss before extraordinary item
 per Common share..............       (.84)       (.25)        (.33)      (.44)
Net loss per common share (1)..       (.84)       (.25)        (.33)      (.54)

                                              Three Months Ended
                                 ---------------------------------------------
                                 August 31, November 30, February 28, May 31,
                                    1997        1997         1998       1998
                                 ---------- ------------ ------------ --------
Revenues.......................   $119,564    $121,322     $120,725   $123,125
Operating income...............     24,589      24,193       24,941     30,745
Loss from continuing
 operations....................    (15,376)    (19,784)     (22,266)   (20,456)
Loss from discontinued
 operations....................     (9,193)    (23,828)      (6,852)    (3,216)
Net loss.......................    (24,569)    (43,612)     (29,118)   (23,672)
Loss from continuing operations
 per common share..............       (.22)       (.28)        (.32)      (.29)
Loss from discontinued
 operations per common share...       (.12)       (.32)        (.09)      (.05)
Net loss per common share (1)..       (.34)       (.60)        (.41)      (.34)

--------
(1) See Note 1 Loss per common share.